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                                                                    EXHIBIT 10.1

                       UNION PACIFIC RESOURCES GROUP INC.
                           DEFERRED COMPENSATION PLAN
                           FOR THE BOARD OF DIRECTORS
                              AMENDED AND RESTATED
                           EFFECTIVE SEPTEMBER 5, 1997


1.       PURPOSE

         The purpose of this Plan is to provide a means for deferring payment of all or a portion of any compensation, excluding expenses, payable to Directors for their service on the Board of Directors (the "Board") of Union Pacific Resources Group Inc. (the "Company") in accordance with the ByLaws of the Company. Such compensation eligible to be deferred is referred to herein as "Compensation". This Plan shall also permit Directors to defer gains attributable to the exercise of non-qualified stock options which may be granted to them by the Company ("Stock Option Gains").

2.       ELIGIBILITY

         Any individual serving as a member of the Board as of the effective date of this Plan or who subsequently becomes a member is eligible under this Plan, provided that no member who is an employee of the Company or any of its subsidiaries shall be eligible under this Plan.

3.       PRIOR PLAN

         Any person who terminated service as a Director prior to the effective date of this Plan and who participated in and is entitled to benefits under the Union Pacific Resources Group Inc. Stock Unit Grant and Deferred Compensation Plan for the Board of Directors, effective September 28, 1995 (the "Prior Plan") shall continue to have such rights and be subject to such restrictions as would pertain to him or her under the Prior Plan. Any person who is a Director on the effective date of this Plan and who participated in and is entitled to benefits under the Prior Plan shall now have such rights and be subject to such restrictions as would pertain to him or her under this Plan; provided, however, that under no circumstances shall any benefits or rights under the Prior Plan be diminished or impaired by this Plan.

4        ELECTION

         Election to defer Compensation is to be made on or before December 31 of any year for Compensation for services as a member of the Board for the following and later calendar years.

         Election to defer is a continuing election until changed by the Director on or before December 31 of any year for the then following and later calendar years. However, once an election is made (and effective), subsequent elections will have no effect on the amounts, timing and manner of payment covered by the previous election.

         Any newly elected Director who was not a Director on the preceding December 31 may elect, before his or her term begins, to defer Compensation for services as a member of the Board for the balance of the calendar year in which such election is made.

         Any Director who has not previously made a deferral election because such Director was not eligible to participate in this Plan, may elect, prior to the calendar quarter for which Compensation will

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         initially be paid, to defer Compensation for services as a member of the Board for the balance of the calendar year in which such election is made.

         The deferral of Stock Option Gains shall be subject to similar prior election procedures as determined by the Company.

         Forms shall be made available to Directors each year for the purpose of making or changing their election.

5.       AMOUNT

         All or any portion, in multiples of 10%, of a Director's Compensation may be deferred.

         Stock Option Gains may be deferred to the extent permitted by the Company.

6.       DEFERRED ACCOUNTS

         Each Director shall have a Stock Unit Account and a Fixed Income Account (together, the "Accounts"). Amounts deferred pursuant to paragraph 4 may be credited to either Account, at the election of the Director made at the time of the deferral election, in multiples of 10% of such Director's Compensation; provided, however, that deferred Stock Option Gains must be credited to the Stock Unit Account.

         (a)      STOCK UNIT ACCOUNT

                  (i) Amounts deferred and credited to the Stock Unit Account shall be converted into whole Stock Units on the basis of the Fair Market Value of the Company's Common Stock on the first business day of the month following the quarter in which the Compensation was earned, and cash shall be credited to the Stock Unit Account in lieu of any fractional Stock Unit. "Fair Market Value" on a date means the average of the high and low trading prices per share on that date, as reported in The Wall Street Journal listing of consolidation trading for New York Stock Exchange issues. Stock Option Gains shall be converted into whole stock units under similar rules established by the Company.

                  (ii) On the payment date for each cash dividend or other cash distribution with respect to the Company's Common Stock, each Director's Stock Unit Account shall be credited with an amount equal to the amount of the per share dividend or distribution, multiplied by the number of Stock Units in such Account, and, if such Director is then serving as a member of the Board, shall be converted into whole Stock Units on the basis of the Fair Market Value of the Company's Common Stock on the payment date for such dividend or distribution, and cash shall be credited to the Stock Unit Account in lieu of any fractional Stock Units. If a Director is no longer serving as a member of the Board on the payment date for such dividend or distribution, the amount representing such dividend or distribution shall be paid out of the Stock Unit Account to such Director as soon as practicable after the payment date for such dividend or distribution. Except as provided in the preceding sentence, any cash credited to a Director's Stock Unit Account shall be added to other cash credited to such Account and converted into a whole Stock Unit on the

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                           date sufficient cash exists to purchase a whole Stock
                           Unit, based on the Fair Market Value of the Company's Common Stock on such date.

                  (iii) In the event of a subdivision or combination of shares of Company Stock, the number of Stock Units credited to the Stock Unit Accounts on the effective date of such subdivision or combination shall be proportionately subdivided or combined as the case may be. No adjustment shall be made in Stock Units in connection with the issuance by the Company of any rights or options to acquire additional shares of Company Common Stock or securities convertible into Company Common Stock. In the event of any stock dividend or reclassification of Company Common Stock, any merger or consolidation to which the Company is a party, or any spinoff of shares or distribution of property other than cash with respect to the Company Common Stock, the Committee shall cause appropriate adjustments, if any, to be made in the Stock Units to reflect such stock dividend, reclassification, merger or consolidation, spinoff or distribution of property.

                  (iv) The Company shall credit an additional 25 percent to the Account of any Director who elects to have his or her Compensation deferred and credited to the Stock Unit Account. The Company's matching contribution shall also be credited to the Stock Unit Account and shall remain so credited until the Director terminates service as a member of the Board for any reason. The Company's matching contribution shall be forfeited by the Director if he or she terminates service (for reasons other than disability or death) prior to the first anniversary of the date such matching contribution is credited to his or her Account. Notwithstanding the foregoing, a forfeiture shall not be imposed if the Director's termination of service occurs within two years of a change of control of the Company or the Company determines that it is in the best interests of the Company not to impose the forfeiture. The Company's matching contribution shall not be credited with respect to a Director's deferral of Stock Option Gains.

         (b) FIXED INCOME ACCOUNT. Amounts credited to the Fixed Income Account shall earn interest compounded quarterly, from the date the Compensation would otherwise have been paid until it is actually paid in full. The rate of interest shall be set at an annual rate equal to the average for the previous four years of the interest rates for the months of December in each such years on Moody's A Public Utility Bond Yields and Moody's A Corporate Bond Yields.

7.       DISTRIBUTION

         All distributions from the Fixed Income Account shall be made in cash. All distributions from the Stock Unit Account shall be made in whole shares of the Company's common stock, except that any fractional share shall be paid in cash. The Director must elect, at the same time and on the same form provided to elect a deferral of Compensation or a Stock Option Gain, the timing and manner of payment of such Compensation or Stock Option Gain.

         - TIMING OF PAYMENT: Distributions from the Accounts shall begin following termination from the Board for any reason, provided that in the case of distributions from the Fixed

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                  Income Account, the Director may elect that distributions
                  begin following retirement from the Director's principal occupation.

         - MANNER OF PAYMENT: The Director may elect to receive payment from the Accounts in a lump sum or in a number of annual installments of an aggregate amount of cash equal to the value of the accounts maintained for the Director in the Accounts at the Valuation Date next preceding the installment payment divided by the remaining number of such annual installments. The installments may be paid over a period of either 5 or 10 years.

         The lump sum or first installment is to be paid in January of the year following the year of termination or retirement, as elected by the Director, and any remaining installments in January of each succeeding year until the total balance is paid.

         Distributions from the Stock Unit Account in installments shall be based on equal numbers of Stock Units in each installment.

         In the event of the death of a Director then serving as a member of the Board or a terminated or retired Director entitled to a distribution under this Plan, the balance of the Accounts shall be payable to the estate or designated beneficiary in full during the January of the year following the year of such Director's, terminated Director's or retired Director's death.

         The Director may designate his or her beneficiary at the same time he or she elects deferral of Compensation or Stock Option Gain. However, the latest designated beneficiary will be the beneficiary or beneficiaries for the total of all distributions from the Accounts. The designated beneficiary may be changed at any time on a form provided by the Secretary of the Company, provided that no designation will be effective unless it is filed with the Secretary of the Company prior to the Director's death.

8.       UNFUNDED PLAN
         The liability of the Company to any Director, terminated Director, retired Director or his or her estate or designated beneficiary under the Plan shall be that of a debtor only pursuant to such contractual obligations as are created by the Plan, and no such obligation of the Company shall be deemed to be secured by any assets, pledges, or other encumbrances on any property of the Company.

9.       INALIENABILITY OF DEFERRED COMPENSATION
         Except to the extent of the rights of a designated beneficiary, no distribution pursuant to, or interest in, the Plan may be transferred, assigned, pledged or otherwise alienated and no such distribution or interest shall be subject to legal process or attachment for the payment of any claims against any individual entitled to receive the same.

10.      CONTROLLING STATE LAW
         All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Texas.


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11.      AMENDMENT
         The Board of Directors of the Company in its sole discretion may amend, suspend or terminate the Plan at any time. However, any such amendment, suspension or termination of the Plan may not adversely affect any Director's or his or her beneficiary's rights with respect to Compensation previously deferred.

12.      ADMINISTRATION
         Administration of the Plan will be coordinated by the Finance Department of the Company. Administration will include, but not be limited to, crediting of deferred compensation, dividends and accrued interest to individual Director accounts and ultimate disbursement of deferred amounts.

13.      EFFECTIVE DATE
         This Plan shall become effective September 5, 1997, applicable only to compensation for services rendered on or after that date. This Plan shall supersede the plan that was effective June 1, 1997 (the "Prior Plan"), except that any deferrals made under the Prior Plan shall continue to be subject to the terms and conditions of the Prior Plan.

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